EXHIBIT 14(A)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement (No. 333-291634) on Form N-14 of Runway Growth Finance Corp. of our report dated March 7, 2024, relating to the consolidated financial statements, including the senior securities table, of Runway Growth Finance Corp., appearing in the Annual Report on Form 10-K/A of Runway Growth Finance Corp. for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Independent Registered Public Accounting Firms” in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

February 27, 2026